Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Antalpha Platform Holding Company

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary shares, par value US$0.001 per share	Other(2)	2,615,375(2)	US$0.04(2)	US$104,615	US$0.0001531	US$16.1

Equity	Ordinary shares, par value US$0.001 per share	Other(3)	3,134,625(3)	US$12.445(3)	US$39,010,408.1	US$0.0001531	US$5,972.5

Total Offering Amounts					US$39,115,023.1		US$5,988.6

Total Fee Offsets							—

Net Fee Due							US$5,988.6

(1)

Represents ordinary shares issuable upon vesting or exercise of awards granted under the 2024 Share Incentive Plan (the “Plan”) as well as ordinary shares reserved for future awards under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(2)

Represents ordinary shares issuable upon exercise of outstanding options granted under the Plan and the corresponding proposed maximum offering price per share represents the weighted average exercise price of these outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(3)

Represents ordinary shares reserved for future award grants under the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the ordinary shares as quoted on the Nasdaq Global Market on June 6, 2025.